                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)   August 22, 2003
                                                        -----------------


                         CTC COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-27505                                      04-3469590
------------------------------            ------------------------------------
 (Commission File Number)                 (I.R.S. Employer Identification No.)


                220 BEAR HILL ROAD, WALTHAM, MASSACHUSETTS 02451

               (Address of Principal Executive Offices) (Zip Code)


                                 (781) 466-8080
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.           OTHER EVENTS.

                  On August 22, 2003, the Registrant issued the following press release:


           BANKRUPTCY COURT APPROVES CTC-COLUMBIA INVESTMENT AGREEMENT


               Latest milestone in progress toward reorganization



Waltham, MA, August 22, 2003 - CTC Communications Group, Inc. announced today that the U.S. Bankruptcy Court approved its previously announced investment agreement with Columbia Ventures Corporation and Columbia Ventures Broadband LLC, subject to the confirmation of a plan of reorganization.

The investment by Columbia Ventures forms the basis of CTC's forthcoming plan of reorganization. Michael Katzenstein, CTC's interim CEO, said "The Bankruptcy Court approval of the selection of Columbia Ventures as plan investor is an important step forward for CTC and its dedicated employees. With the investment and the support of Columbia Ventures, CTC will maintain its position as the preeminent competitive telecom provider in the northeast. CTC thanks its customers for their continued belief in our company." He noted that CTC expects to emerge from chapter 11 with funding for growth, a reinvigorated business plan and a substantially unlevered balance sheet.

CTC also announced that all regulatory filings required to consummate the transaction have been made by CTC and Columbia Ventures.

Kenneth D. Peterson, Jr., Columbia Ventures CEO, stated, "I am delighted by the decision, which puts CTC on course to emerge from chapter 11 before the end of the year. We believe CTC's employees are among the best in the industry and we look forward to closing this transaction as quickly as possible. CTC's customers have shown their loyalty and proven their good judgment. Their confidence will be rewarded by CTC's strong customer orientation, the continuation of superior existing services and the new services that we plan to roll out."

Miller Buckfire Lewis Ying & Co., LLC, financial advisor to CTC, advised on the transaction.

SAFE HARBOR STATEMENT
The statements in this press release that relate to future plans, events or performance are "forward-looking statements". Forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements as a result of various factors, some of which are unknown. These risks and uncertainties include the ability to obtain required consents of lenders, suppliers and other lessors, financial results, operating metrics expectations, reduced operating costs, and the effects of the current economic conditions. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

ABOUT CTC
CTC is a "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world -- the Washington D.C. to Boston corridor. CTC's Cisco Powered IP+ATM packet network and its top-tier sales and service teams provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

ABOUT COLUMBIA VENTURES CORPORATION AND COLUMBIA VENTURES BROADBAND

Columbia Ventures Corporation (CVC) owns and operated telecommunications and industrial businesses. The most recent addition to CVC's operations is Hibernia Atlantic, a transatlantic fiber optic network with landing stations in Boston, Halifax, Liverpool and Dublin. The Hibernia Atlantic system includes a fully protected terrestrial system linking Boston via New York City. CVC also operates a fiber optic metropolitan network in Spokane, Washington and is the largest shareholder in Og Vodafone, the second largest telecommunications provider in Iceland. The industrial businesses of CVC include Nordural, an aluminum smelter developed and constructed by CVC in Iceland, as well as aluminum manufacturing and fabrication operations in the United States ands Mexico. CVC and its related businesses began operations in 1987. The company's headquarters are located in Vancouver, Washington.

FOR FURTHER INFORMATION:

CTC Communications Group, Inc.:

    John D. Pittenger, Executive Vice President and CFO           (781) 466-1302

Miller Buckfire Lewis Ying & Co., LLC:

    Marc Puntus                                                   (212) 895-1819
    John Bosacco                                                  (212) 895-1822

Columbia Ventures Corporation and Columbia Ventures Broadband LLC:

    Rich Roman                                                    (360) 882-1052

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on August 22, 2003.

                                           CTC COMMUNICATIONS GROUP INC.


                                           By:  /s/ John D. Pittenger
                                                -------------------------------
                                                John D. Pittenger
                                                Chief Financial Officer